Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Registration Statement No. 333-152429, 333-66484, 333-95253. 333-95241 and 333-24693 of Entech Solar, Inc. and Subsidiaries on Form S-8 of our report dated March 31, 2010 (which report expressed an unqualified opinion and included an explanatory paragraph relating to Entech Solar, Inc.’s ability to continue as a going concern), appearing in the 2009 Annual Report on Form 10-K of Entech Solar, Inc. and Subsidiaries.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

March 31, 2010